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                                                                 EXHIBIT 10.1.15


                               FORM OF DEBENTURE

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SUCH LAWS. THE SECURITIES ARE SUBJECT TO RESTRICTIONS OF TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SUCH LAWS PURSUANT TO REGISTRATION OR AN EXEMPTION THEREFROM. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THE OFFERING MATERIALS. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

CONVERTIBLE DEBENTURE DUE               May 11, 2000

                                        May 11, 1998

$500,000
Number MAY-1998-101

     FOR VALUE RECEIVED, NEWRIDERS, INC., a Nevada corporation (the "Company"), hereby promises to pay to SILENUS LIMITED or registered assigns (the "Holder") on May , 2000, (the "Maturity Date"), the principal amount of Five Hundred Thousand Dollars ($500,000) U.S., and to pay interest on the principal amount hereof, in such amounts, at such times and on such terms and conditions as are specified herein. The Company hereby acknowledges it is aware of the Security Agreement being entered into between Leon Hatcher as the pledgor of 400,000 of 500,000 shares of Newriders, Inc. common stock evidenced by stock certificate number 110247 and Silenus Limited as the secured party. The Company understands that Silenus Limited is relying on this security agreement and the stock being pledged in the event the Company defaults in the terms of Debentures or Subscription Agreement being entered into between the Company and Silenus Limited. Furthermore, the Company understands that were it not for this accommodation pledge being made by Leon Hatcher, Silenus Limited would not be subscribing for the Debentures. Therefore, the Company represents and warrants that in the event it defaults under the terms of the Debentures or Subscription Agreement that it will cooperate with Silenus Limited and do everything necessary to allow the conversion of the Debentures using the 400,000 shares that have been pledged. The Company also represents and acknowledges that this is a full recourse loan being made by Silenus Limited and that in the event




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the 400,000 shares are not sufficient to cover all the conversions of the
Debentures that Newriders, Inc. shall be completely liable and responsible to pay any deficiency to Silenus Limited included liquidated damages as stated in this Subscription Agreement or the Debentures, and reasonable attorney's fees and costs.

Article 1. Interest

     The Company shall pay interest on the unpaid principal amount of this Debenture (the "Debenture") at the rate of Eight Percent (8.0%) per year, payable at the time of each conversion until the principal amount hereof is paid in full or has been converted. Interest shall be computed on the basis of a 360 day year of 12, 30 day months. Each payment shall be paid in cash or in freely trading Common Stock of the Company, at the Company's option. If the interest is to be paid in cash, the Company shall make such payment within 5 business days of the date of conversion. If the interest is to be paid in Common Stock, said Common Stock shall be delivered to the Holder, or per Holder's instructions, within 5 business days of the date of conversion. The Debentures are subject to automatic conversion at the end of two years from the date of issuance at which time all Debentures outstanding will be automatically converted based upon the formula set forth in Section 3.2. The closing shall be deemed to have occurred on the date the funds are received by the Company or its Counsel (the "Closing Date").

Article 2. Method of Payment

     This Debenture must be surrendered to the Company in order for the Holder to receive payment of the principal amount hereof. The Company shall have the option of paying the interest on this Debenture in United States dollars or in common stock upon conversion pursuant to Article 1 hereof. The Company may draw a check for the payment of interest to the order of the Holder of this Debenture and mail it to the Holder's address as shown on the Register (as defined in Section 7.2 below). Interest and principal payments shall be subject to withholding under applicable United States Federal Internal Revenue Service Regulations.

Article 3. Conversion

     Section 3.1. Conversion Privilege

     (a) The Holder of this Debenture shall have the right, at its option, to convert it into shares of common stock, par value $0.01 per share, of the Company ("Common Stock") at any time after the Closing Date and before the close of business on the Maturity Date, except as set forth in Section 3.1(c) below. The number of shares of Common Stock issuable upon the conversion of this Debenture is determined pursuant to Section 3.2 and rounding the result to the nearest whole share.

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     (b)  Less than all of the principal amount of this Debenture may be converted into Common Stock if the portion converted is $5,000 or a whole multiple of $5,000 and the provisions of this Article 3 that apply to the conversion of all of the Debenture shall also apply to the conversion of a portion of it. This Debenture may not be converted, whether in whole or in part, except in accordance with Article 3.

     (c) In the event all or any portion of this Debenture remains outstanding on the second anniversary of the date hereof, the unconverted portion of such Debenture will automatically be converted into shares of Common Stock on such date in the manner set forth in Section 3.2.

     Section 3.2.   Conversion Procedure.

          (a) Debentures. Upon the Company's receipt of a facsimile or original of Holder's signed Notice of Conversion and the original Debenture to be converted, the Company shall instruct its transfer agent to issue one or more Certificates representing that number of shares of Common Stock into which the Debenture, or portion thereof is convertible in accordance with the provisions regarding conversion set forth in the conversion notice. The Company's transfer agent or attorney shall act as Registrar and shall maintain an appropriate ledger containing the necessary information with respect to each Debenture.

          (b) Conversion Date. The face amount of this Debenture, plus accrued interest, may be converted anytime after the Closing Date and prior to the Maturity Date. Such conversion shall be effectuated by surrendering to the Company, or its attorney, this Debenture to be converted together with a facsimile or original of the signed Notice of Conversion which evidences Purchaser's intention to convert the Debenture indicated. The date on which the Notice of Conversion is effective ("Conversion Date") shall be deemed to be the date on which the Holder has delivered to the Company a facsimile or original of the signed Notice of Conversion, as long as the original Debentures to be converted are received by the Company or its designated attorney within 5 business days thereafter. As long as the Debentures to be converted are received by the Company or its designated attorney within 5 business days after it receives a facsimile or original of the signed Notice of Conversion, the Company shall deliver to the Holder, or per the Holder's instructions, the shares of Common Stock, without restrictive legend or stop transfer instructions, within 5 business days of receipt of the facsimile Conversion Notice.

          (c) Issuance of Common Stock. Upon the conversion of any Debentures and upon receipt by the Company or its attorney of a facsimile or original of Holder's signed conversion notice Company shall instruct Company's transfer agent to issue Stock Certificates with restrictive legend or stop transfer instruction in the name of Holder (or its nominee) and in such denominations to be specified at conversion representing the number of shares of Common Stock issuable upon such conversion, as applicable. Company warrants that no


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instructions, other than these instructions, have been given or will be given to the transfer agent and that the Common Stock shall otherwise be freely transferable on the books and records of Company.

     (d) Conversion Rate. Holder is entitled to convert the entire face amount of this Debenture, plus accrued interest, at the lesser of (i) 100% of the 5 day average closing bid price, as reported by NASDAQ for the 5 consecutive trading days prior to the Closing Date or (ii) 75% of the 5 day average closing bid price, as reported by NASDAQ for the 5 consecutive trading days immediately preceding the applicable Conversion Date (each being referred to as the "Conversion Price"). No fractional shares or scrip representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded up or down, as the case may be, to the nearest whole share.

     The Debentures are subject to a mandatory, 24 month conversion feature at the end of which all Debentures outstanding will be automatically converted, upon the terms set forth in this section ("Mandatory Conversion Date").

     (e) Nothing contained in this Debenture shall be deemed to establish or require the payment of interest to the Company at a rate in excess of the maximum rate permitted by governing law. In the event that the rate of interest required to be paid exceeds the maximum rate permitted by governing law, the rate of interest required to be paid thereunder shall be automatically reduced to the maximum rate permitted under the governing law and such excess shall be returned with reasonable promptness by the Holder to the Company.

     (f) It shall be the Company's responsibility to take all necessary actions and to bear all such costs to issue the Certificate of Common Stock as provided herein, including the responsibility and cost for delivery of an opinion letter to the transfer agent, if so required. The person in whose name the certificate of Common Stock is to be registered shall be treated as a shareholder of record on and after the conversion date. Upon surrender of any Debentures that are to be converted in part, the Company shall issue to the Holder a new Debenture equal to the unconverted amount, if so requested in writing by Holder.

     (g) Within the time period referred to above in Section 3.2(b), the Company shall deliver a certificate, without stop transfer instructions, for the number of shares of Common Stock issuable upon the conversion. It shall be the Company's responsibility to take all necessary actions and to bear all such costs to issue the Common Stock as provided herein, including the cost for delivery of an opinion letter to the transfer agent, if so required. The person in whose name the certificate of Common Stock is to be registered shall be treated as a shareholder of record on and after the Conversion Date. Upon surrender of any Debentures that are to be converted in part, the Company shall issue to the Holder a new Debenture equal to the unconverted amount, if so requested in writing by Holder.



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     In the event the Company does not make delivery of the Common Stock, as instructed by Holder, within 5 business days after the Conversion Date, then in such event the Company shall pay to Holder an amount, in cash in accordance with the following schedule, wherein "No. Business Days Late" is defined as the number of business days beyond the 5 business days delivery period.

                                                  Late Payment for Each
                                                  $10,000 of Debenture
No. Business Days Late                            Amount Being Converted
----------------------                            ----------------------
          1                                       $100
          2                                       $200
          3                                       $300
          4                                       $400
          5                                       $500
          6                                       $600
          7                                       $700
          8                                       $800
          9                                       $900
         10                                       $1,000 + $200 for each
        >10                                       Business Day Beyond 10

     The Company acknowledges that its failure to deliver the Common Stock within 5 business days after the Conversion Date will cause the Holder to suffer damages in an amount that will be difficult to ascertain. Accordingly, the parties agree that it is appropriate to include in this Debenture a provision for liquidated damages. The parties acknowledge and agree that the liquidated damages provision set forth in this section represents the parties' good faith effort to qualify such damages are reasonable and will not constitute a penalty. The payment of liquidated damages shall not relieve the Company from its obligations to deliver the Common Stock pursuant to the terms of this Debenture.

     To the extent that the failure of the Company to issue the Common Stock pursuant to this Section 3.2(g) is due to the unavailability of authorized but unissued shares of Common Stock, the provisions of this Section 3.2(g) shall not apply but instead the provisions of Section 3.2(h) shall apply.

     The Company shall pay any amounts incurred under this Section 3.2(g) in immediately available funds within five (5) business days from the date of issuance of the applicable Common Stock. Nothing herein shall limit a Holder's right to pursue actual damages or cancel the conversion for the Company's failure to issue and deliver Common Stock to the Holder within 10 business days after the Conversion Date.



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          (h) The Company shall at all times reserve and have available all
Common Stock necessary to meet conversion of the Debentures by all Holders of the entire amount of Debentures then outstanding. If, at any time Holder submits a Notice of Conversion and the Company does not have sufficient authorized but unissued shares of Common Stock available to effect, in full, a conversion of the Debentures (a "Conversion Default", the date of such default being referred to herein as the "Conversion Default Date"), the Company shall issue to the Holder all of the shares of Common Stock which are available, and the Notice of Conversion as to any Debentures requested to be converted but not converted (the "Unconverted Debentures"), upon Holder's sole option, may be deemed null and void. The Company shall provide notice of such Conversion Default ("Notice of Conversion Default") to all existing Holders of outstanding Debentures, by facsimile, within three (3) business day of such default (with the original delivered by overnight or two day courier), and the Holder shall give notice to the Company by facsimile within five business days of receipt of the original Notice of Conversion Default (with the original delivered by overnight or two day courier) of its election to either nullify or confirm the Notice of Conversion.

     The Company agrees to pay to all Holders of outstanding Debentures payments for a Conversion Default ("Conversion Default Payments") in the amount of (N/365) x (.24) x the initial issuance price of the outstanding and/or tendered but not converted Debentures held by each Holder where N = the number of days from the Conversion Default Date to the date (the "Authorization Date") that the Company authorizes a sufficient number of shares of Common Stock to effect conversion of all remaining Debentures. The Company shall send notice ("Authorization Notice") to each Holder of outstanding Debentures that additional shares of Common Stock have been authorized, the Authorization Date and the amount of Holder's accrued Conversion Default Payments. The accrued Conversion Default shall be paid in cash or shall be convertible into Common Stock at the Conversion Rate, at the Holder's option, payable as follows: (i) in the event Holder elects to take such payment in cash, cash payments shall be made to such Holder of outstanding Debentures by the fifth day of the following calendar month, or (ii) in the event Holder elects to take such payment in stock, the Holder may convert such payment amount into Common Stock at the conversion rate set forth in Section 3.2(d) at anytime after the 5th day of the calendar month following the month in which the Authorization Notice was received, until the expiration of the mandatory 24 month conversion period. The Company acknowledges that its failure to maintain a sufficient number of authorized but unissued shares of Common Stock to effect in full a conversion of the Debentures will cause the Holder to suffer damages in an amount that will be difficult to ascertain. Accordingly, the parties agree that it is appropriate to include in this Debenture a provision for liquidated damages. The parties acknowledge and agree that the liquidated damages provision set forth in this section represents the parties' good faith effort to quantify such damages and, as such, agree that the form and amount of such liquidated damages are



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reasonable and will not constitute a penalty. The payment of liquidated damages shall not relieve the Company from its obligations to deliver the Common Stock pursuant to the terms of this Debenture. Nothing herein shall limit the Holder's right to pursue actual damages or cancel the conversion for the Company's failure to maintain a sufficient number of authorized shares of Common Stock.

      (i) Redemption. If Purchaser does not exercise its rights of first refusal on future funding conducted within six months after the Closing Date, the Company may use that funding to redeem up to two-thirds of the Purchaser's then existing Debentures as follows: (i) redemption during the first 30 days after the Closing Date at 115% of the principal amount of the Debentures being redeemed, plus accrued interest; (ii) redemption from 31 to 60 days after the Closing Date at 120% of the principal amount of the Debentures being redeemed, plus accrued interest; (iii) redemption after the 60th day following the Closing Date at 125% of the principal amount of the Debentures being redeemed, plus accrued interest. Prior to sending a Notice of Conversion, the Holder has the right to request a written notice from the Company as to whether or not the Company intends to redeem or convert properly tendered Shares. The Company must give written notice to the Holder, via facsimile, of its redemption intention, within five (5) business days of the Company's receipt of such request from the Holder. The Company's notice of redemption intent, either to redeem or not to redeem, shall be binding for ten (10) business days from the date of receipt by the Holder. If the Company fails to give written notice to Holder within five
(5) business days of Company's receipt of a written request from Holder as to the Company's redemption intention, such failure shall conclusively determine the Company's intent not to redeem, and the Company may not give the Holder a notice of redemption for ten (10) business days thereafter. Additionally, once Holder faxes the Company a Notice of Conversion, the Company shall be restricted from redeeming as to that conversion.

      Redemption by the Company shall be effected by the Company notifying the Holder by facsimile at the number listed in this Subscription Agreement as to the Company's intention to exercise its right of redemption. The Company shall state in such notice principal amount of Debentures being redeemed, the amount that it will pay to effectuate such redemption and the date by which the Holder must deliver the original Debentures to be redeemed to the Escrow Agent. The Company shall give the Holder at least ten (10) business days' advance notice of the above information. On or before the date by which the Holder is to deliver the original Debentures to the transfer agent for the Common Stock, the Company shall wire to the transfer agent for the Common Stock that amount necessary to effect the redemption. Once the Escrow Agent for the Common Stock is in receipt of the original Debenture being redeemed and those funds necessary to effect the redemption the Escrow Agent for the Common Stock shall wire those funds to the Holder and cancel the original Debenture. The Company shall then issue a new Debenture for the balance of the Debenture that was not redeemed. With respect to that portion of the Debenture being redeemed, provided sufficient funds are on deposit with the transfer agent for the Common Stock on the redemption date as herein described, then in such event, after the date of redemption, dividends shall cease to accrue on that Debenture being redeemed and the Holder shall have no

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further rights as to that Debenture being redeemed other than the right to receive payments on the redemption date.

          (j) The Company shall furnish to Holder such number of prospectuses and other documents incidental to the registration of the shares of Common Stock underlying the Debentures, including any amendment of or supplements thereto.

          (k) The Holder is limited in the amount of this Debenture it may convert and own. Other than the Mandatory Conversion provisions contained in this Debenture which are not limited by the following, in no other event shall the Holder be entitled to convert any amount of Debentures in excess of that amount upon conversion of which the sum of (1) the number of shares of Common Stock beneficially owned by the Holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Debenture, and (2) the number of shares of Common Stock issuable upon the conversion of the Debentures with respect to which the determination of this provision is being made, would result in beneficial ownership by the Holder and its affiliates of more than 4.9% of the outstanding shares of Common Stock of the Company. For purposes of this provision to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13 D-G thereunder, except as otherwise provided in clause (1) of such provision.

          (l) Nothing contained in the Debenture shall be deemed to establish or require the payment of interest to the Purchaser at a rate in excess of the maximum rate permitted by governing law. In the event that the rate of interest required to be paid under the Debenture exceeds the maximum rate permitted by governing law, the rate of interest required to be paid thereunder shall be automatically reduced to the maximum rate permitted under the governing and any amounts collected in excess of the permissible amount shall be deemed a payment of principal. To the extent that such excess amount exceeds the aggregate principal amount of the Debenture, such excess shall be returned with reasonable promptness by the holder to the Company.

          (m) Investment Intent. The Holder of this Debenture by acceptance hereof, agrees that this Debenture is being acquired for investment and that such Holder will not offer, sell or otherwise dispose of this Debenture or the shares of Common Stock issuable upon conversion thereof except under circumstances which will not result in violation of the 1933 Act or any applicable state Blue Sky law or similar laws relating to the sale of securities.

          (n) Adjustment. In case any provision of this Debenture is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, and

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the validity and enforceability of the remaining provisions of this Debenture will not in any way be affected or impaired thereby.

     Section 3.3. Fractional Shares. The Company shall not issue fractional shares of Common Stock, or scrip representing fractions of such shares, upon the conversion of this Debenture. Instead, the Company shall round up or down, as the case may be, to the nearest whole share.

     Section 3.4. Taxes on Conversion. The Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon the conversion of this Debenture. However, the Holder shall pay any such tax which is due because the shares are issued in a name other than its name.

     Section 3.5. Company to Reserve Stock. The Company shall reserve that number of shares of Common Stock required to permit the conversion of this Debenture in full. All shares of Common Stock which may be issued upon the conversion hereof shall upon issuance be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof.

     Section 3.6. Restrictions on Transfer. This Debenture has not been registered under the Securities Act of 1933, as amended (the "Act") and is being issued under Section 4(2) of the Act and Rule 506 of Regulation D promulgated under the Act. This Debenture and the Common Stock issuable upon the conversion thereof may only be offered or sold pursuant to registration under or an exemption from the Act.

     Section 3.7. Mergers, Etc. If the Company merges or consolidates with another corporation or sells or transfers all or substantially all of its assets to another person and the holders of the Common Stock are entitled to receive stock, securities or property in respect of or in exchange for Common Stock, then as a condition of such merger, consolidation, sale or transfer, the Company and any such successor, purchaser or transferee shall amend this Debenture to provide that it may thereafter be converted on the terms and subject to the conditions set forth above into the kind and amount of stock, securities or property receivable upon such merger, consolidation, sale or transfer by a holder of the number of shares of Common Stock into which this Debenture might have been converted immediately before such merger, consolidation, sale or transfer, subject to adjustments which shall be as nearly equivalent as may be practicable to adjustments provided for in this
Article 3.

Article 4. Mergers and Adjustments

     Section 4.1. Mergers. The Company shall not consolidate or merge into, or transfer all or substantially all of its assets to, any person, unless such person assume in writing the obligations of the Company under this Debenture and


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
immediately after such transaction no Event of Default exists. Any reference herein to the Company shall refer to such surviving or transferee corporation and the obligations of the Company shall terminate upon such written assumption.

       Section 4.2 Adjustments. The number of shares of Common Stock purchasable upon the conversion of this Debenture shall be subject to adjustments as follows:

       (a) In case the Company shall (i) pay a dividend on Common Stock in Common Stock or securities convertible into, exchangeable for or otherwise entitling a holder thereof to receive Common Stock, (ii) declare a dividend payable in cash on its Common stock and at substantially the same time offer its shareholders a right to purchase new Common Stock (or securities convertible into, exchangeable for or other entitling a holder thereof to receive Common Stock) from the proceeds of such dividend (all Common Stock so issued shall be deemed to have been issued as a stock dividend), (iii) subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock, (iv) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (v) issue by reclassification, reorganization or recapitalization of its Common Stock any shares of Common Stock or other securities of the Company, the number of shares of Common Stock issuable upon conversion of this Debenture immediately prior thereto shall be adjusted so that the Holder of this Debenture shall be entitled to receive after the happening of any of the events described above that number and kind of shares as the Holder would have received had this Debenture been converted immediately prior to the happening of such event or any record date with respect thereto. Any adjustment made pursuant to this subdivision shall become effective immediately after the close of business on the record date in the case of a stock dividend and shall become effective immediately after the close of business on the effective date in the case of a stock split, subdivision, combination or reclassification.

       (b) In case the Company shall distribute, without receiving consideration therefor, to all holders of its Common Stock evidences of its indebtedness or assets (excluding cash dividends other than as described in Section 4.2(a)), or rights, options or warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock, then in such case, the number of shares of Common Stock thereafter issuable upon conversion of this Debenture shall be determined by multiplying the number of shares of Common Stock theretofore issuable upon conversion of this Debenture, by a fraction, of which the numerator shall be the closing bid price per share of Common Stock on the record date for such distribution, and of which the denominator shall be the closing bid price of the Common Stock less the then fair value (as determined by the Board of Directors of the Company, whose determination shall be conclusive) of the portion of the assets or evidences of indebtedness so distributed or of such subscription rights, options or warrants, or of such convertible or exchangeable securities applicable to one


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
shares of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive such distribution.

     (c) Any adjustment in the number of shares of Common Stock issuable hereunder otherwise required to be made by this Section 4.2 will not have to be adjusted if such adjustment would not require an increase or decrease in one percent (1%) or more in the number of shares of Common Stock issuable upon conversion of this Debenture. No adjustment in the number of shares of Common Stock issuable upon conversion of this Debenture will be made for the issuance of shares of capital stock to directors, employees or independent contractors pursuant to the Company's or any of its subsidiaries' stock option, for the purpose of the Company's Common Stock warrants issued, issuable or to be issued for services rendered by others to the Company, stock ownership or other benefit plans or arrangements or trusts related thereto or for issuance of any shares of Common Stock pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in shares of Common Stock under such plan.

Article 5. Reports

     The Company will mail to the Holder hereof at its address as shown on the Register a copy of any annual, quarterly or current report that it files with the Securities and Exchange Commission promptly after the filing thereof and a copy of any annual, quarterly or other report or proxy statement that it gives to its shareholders generally at the time such report or statement is sent to shareholders.

Article 6. Defaults and Remedies

     Section 6.1. Event of Default. An "Event of Default" occurs if (a) the Company does not make the payment of the principal of this Debenture when the same becomes due and payable at maturity, upon redemption or otherwise, (b) the Company does not make a payment, other than a payment of principal, for a period of 5 business days thereafter, (c) the Company fails to comply with any of its other agreements in this Debenture and such failure continues for the period and after the notice specified below, (d) the Company fails to have declared effective the registration statement covering this transaction within 180 days following the Closing Date or (e) the Company pursuant to or within the meaning of any Bankruptcy Law (as hereinafter defined): (i) commences a voluntary case; (ii) consents to the entry of an order for relief against it in an involuntary case; (iii) consents to the appointment of a Custodian (as hereinafter defined) of it or for all or substantially all of its property or
(iv) makes a general assignment for the benefit of its creditors or (v) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (A) is for relief against the Company in an involuntary case; (B) appoints a Custodian of the Company or for all or substantially all of its property or (C) orders the liquidation of the Company, and the order or decree remains unstayed and in effect for 60 days, (e) the

Company's Common Stock is no longer listed on any recognized exchange including electronic over-the-counter bulletin board. As used in this Section 6.1, the term "Bankruptcy Law" means Title 11 of the United States Code or any similar federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law. A default under clause(c) above is not an Event of Default until the holders of at least 25% of the aggregate principal amount of the Debentures outstanding notify the Company of such default and the Company does not cure it within five (5) business days after the receipt of such notice, which must specify the default, demand that it be remedied and state that it is a "Notice of Default".

      Section 6.2. Acceleration. If an Event of Default occurs and is continuing, the Holder hereof by notice to the Company, may declare the remaining principal amount of this Debenture to be due and payable. Upon such declaration, the remaining principal amount shall be due and payable immediately.

Article 7. Registered Debentures

      Section 7.1. Series. This Debenture is one of a numbered series of Debentures which are identical except as tot he principal amount and date of issuance thereof and as to any restriction on the transfer thereof in order to comply with the Securities Act of 1933 and the regulations of the Securities and Exchange Commission promulgated thereunder. Such Debentures are referred to herein collectively as the "Debentures". The Debentures shall be issued in whole multiples of $5,000.

      Section 7.2. Record Ownership. The Company, or its attorney, shall maintain a register of the holders of the Debentures (the "Register") showing their names and addresses and the serial numbers and principal amounts of Debentures issued to or transferred of record by them from time to time. The Register may be maintained in electronic, magnetic or other computerized form. The Company may treat the person named as the Holder of this Debenture in the Register as the sole owner of this Debenture. The Holder of this Debenture is the person exclusively entitled to receive payments of interest on this Debenture, receive notifications with respect to this Debenture, convert it into Common Stock and otherwise exercise all of the rights and powers as the absolute owner hereof.

      Section 7.3. Registration of Transfer. Transfers of this Debenture may be registered on the books of the Company maintained for such purpose pursuant to
Section 7.2 above (i.e., the Register). Transfers shall be registered when this Debenture is presented to the Company with a request to register the transfer hereof and the Debenture is duly endorsed by the appropriate person, reasonable assurances are given that the endorsements are genuine and effective, and the Company has received evidence satisfactory to it that such transfer is rightful and in compliance with all applicable laws, including tax laws and state and federal securities laws. When this Debenture is presented for transfer and duly transferred hereunder, it shall be cancelled and a new



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

Debentures showing the name of the transferee as the record holder thereof shall be issued in lieu hereof. When this Debenture is presented to the Company with a reasonable request to exchange it for an equal principal amount of Debentures of other denominations, the Company shall make such exchange and shall cancel this Debenture and issue in lieu thereof Debentures having a total principal amount equal to this Debenture in such denominations as agreed to by the Company and Holder.

     Section 7.4. Worn or Lost Debentures. If this Debenture becomes worn, defaced or mutilated but is still substantially intact and recognizable, the Company or its agent may issue a new Debenture in lieu hereof upon its surrender. Where the Holder of this Debenture claims that the Debenture has been lost, destroyed or wrongfully taken, the Company shall issue a new Debenture in place of the original Debenture if the Holder so requests by written notice to the Company actually received by the Company before it is notified that the Debenture has been acquired by a bona fide purchaser and the Holder has delivered to the Company an indemnity bond in such amount and issued by such surety as the Company deems satisfactory together with an affidavit of the Holder setting forth the facts concerning such loss, destruction or wrongful taking and such other information in such form with such proof or verification as the Company may request.

Article 8.  Notices

     Any notice which is required or convenient under the terms of this Debenture shall be duly given if it is in writing and delivered in person or mailed by first class mail, postage prepaid and directed to the Holder of the Debenture at its address as it appears on the Register or if to the Company to its principal executive offices. The time when such notice is sent shall be the time of the giving of the notice.

Article 9.  Time

     Where this Debenture authorizes or requires the payment of money or the performance of a condition or obligation on a Saturday or Sunday or a public holiday, or authorizes or requires the payment of money or the performance of a condition or obligation within, before or after a period of time computed from a certain date, and such period of time ends on a Saturday or a Sunday or a public holiday, such payment may be made or condition or obligation performed on the next succeeding business day, and if the period ends at a specified hour, such payment may be made or condition performed, at or before the same hour of such next succeeding business day, with the same force and effect as if made or performed in accordance with the terms of this Debenture. A "business day" shall mean a day on which the banks in New York are not required or allowed to be closed.

Article 10.  Waivers

     The holders of a majority in principal amount of the Debentures may waive a default or rescind the declaration of an Event of Default and its consequences


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except for a default in the payment of principal or conversion into Common
Stock.

Article 11. Rules of Construction

     In this Debenture, unless the context otherwise requires, words in the singular number include the plural, and in the plural include the singular, and words of the masculine gender include the feminine and the neuter, and when the sense so indicates, words of the neuter gender may refer to any gender. The numbers and titles of sections contained in the Debenture are inserted for convenience of reference only, and they neither form a part of this Debenture nor are they to be used in the construction or interpretation hereof. Wherever, in this Debenture, a determination of the Company is required or allowed, such determination shall be made by a majority of the Board of Directors of the Company and if it is made in good faith, it shall be conclusive and binding upon the Company and the Holder of this Debenture.

Article 12. Governing Law

     The validity, terms, performance and enforcement of this Debenture shall be governed and construed by the provisions hereof and in accordance with the laws of the State of Nevada applicable to agreements that are negotiated, executed, delivered and performed solely in the State of Nevada.

Article 13. Litigation

     (a) Forum Selection and Consent to Jurisdiction. Any litigation based thereon, or arising out of, under, or in connection with, this agreement or any course of conduct, course of dealing, statements (whether oral or written) or actions of the Company or Holder shall be brought and maintained exclusively in the courts of the state of New York without reference to its conflicts of laws rules or principles. The Company hereby expressly and irrevocably submits to the jurisdiction of the state and federal Courts of the State of New York for the purpose of any such litigation as set forth above and irrevocably agrees to be bound by any final judgment rendered thereby in connection with such litigation. The Company further irrevocably consents to the service of process by registered mail, postage prepaid, or by personal service within or without the State of New York. The Company hereby expressly and irrevocably waives, to the fullest extent permitted by law, any objection which it may have or hereafter may have to the laying of venue of any such litigation brought in any such court referred to above and any claim that any such litigation has been brought in any inconvenient forum. To the extent that the Company has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) with respect to itself or its property. The Company hereby irrevocably waives such immunity in respect of its obligations under this agreement and the other loan documents.

     (b) Waiver of Jury Trial. The Holder and the Company hereby knowingly, voluntarily and intentionally waive any rights they may have to a trial by jury in respect of any litigation based hereon, or arising out of, under, or in connection with, this agreement, or any course of conduct, course of dealing, statements (whether oral or written) or actions of the Holder or the Company. The Company acknowledges and agrees that it has received full and sufficient consideration for this provision and that this provision is a material inducement for the Holder entering into this agreement.

     (c) Submission To Jurisdiction. Any legal action or proceeding in connection with this Agreement or the performance hereof may be brought in the state and federal courts located in the State of New York and the parties hereby irrevocably submit to the non-exclusive jurisdiction of such courts for the purpose of any such action or proceeding.

     IN WITNESS WHEREOF, the Company has duly executed this Debenture as of the date first written above.


                                   NEWRIDERS, INC.


                                   By  /s/ WILLIAM R. NORDSTROM
                                      -------------------------------
                                       Name:  William R. Nordstrom
                                       Title: Exec VP Finance & Admin.




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
                                   EXHIBIT A

                              NOTICE OF CONVERSION

 (To be Executed by the Registered Holder in order to Convert the Debentures.)


     The undersigned hereby irrevocably elects, as of _________________, 199__ to convert $_____________ of the Debentures into Shares of Common Stock (the "Shares") of NEWRIDERS, INC. (the "Company") according to the conditions set forth in the Subscription Agreement dated April __, 1998.


Date of Conversion __________________________________________________


Applicable Conversion Price _________________________________________


Number of Shares issuable upon this conversion ______________________


Signature ___________________________________________________________
                                  [Name]


Address _____________________________________________________________


_____________________________________________________________________


Phone _______________________ Fax ___________________________________




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
                            Assignment of Debenture


       The undersigned hereby sell(s) and assign(s) and transfer(s) unto


_______________________________________________________________________________
                   (name, address and SSN or EIN of assignee)


                             Dollars ($__________)
_______________________________________________________________________________
   (principal amount of Debenture, $10,000 or integral multiples of $10,000)


of principal amount of this Debenture together with all accrued and unpaid interest thereon.


Date: ______________ Signed: __________________________________________________
                                      (Signature must conform in all
                                       respects to name of Holder shown
                                       of face of Debenture)



Signature Guaranteed:















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